Exhibit 99.1
MIVA, Inc.	Press Release

U.S. MIVA Investor Relations Contact
Peter Weinberg
peter.weinberg@miva.com
(239) 561-7229

MIVA Announces First Quarter 2006 Results
Board of Directors Authorize $10 Million Stock Repurchase Program

FORT MYERS, Fla. – May 8, 2006 – MIVA, Inc. (NASDAQ: MIVA), today reported financial results for the first quarter ended March 31, 2006.

First Quarter 2006 Financial Highlights:

•	Revenue of $44.4 million;

•	GAAP net loss of $(0.12) per diluted share or $3.8 million;

•	Adjusted EBITDA(1) of $0.5 million;

•	Adjusted net loss(1) of $(0.03) per diluted share; and

•	Cash, cash equivalents and short-term investments at March 31, 2006, of approximately $39.7 million, compared to $38.4 million at December 31, 2005.

“We are pleased to have achieved sequential revenue growth and an increase of cash items and short-term investments by more than $1.2 million,” said Peter Corrao, chief executive officer of MIVA. “Our turnaround is performing to plan, and we expect to build on our progress as we initiate significant steps to drive margin expansion by reducing our cash operating expenses. Our path ahead is clear – we are ready to leverage our assets and we are committed to maintaining our independence for the long-term. While we still have a lot to accomplish, we are energized by our prospects going forward.”

The Company announced that its Board of Directors has approved a stock repurchase program that authorizes the Company to repurchase up to $10 million of its common stock. The Company will determine the timing and amount of shares to be repurchased, based upon market conditions and other factors, and expects to use existing cash to finance any transactions. Any repurchases under the program may be made until May 3, 2007 and the repurchase program may be suspended or discontinued at any time without prior notice. As of March 31, 2006, the Company had 31.3 million shares of common stock outstanding.

"This stock repurchase program underscores our confidence in MIVA’s future, said William Seippel, chief financial officer of MIVA. “We believe repurchasing our stock at current valuation levels is a prudent use of cash and represents an opportunity to enhance long-term shareholder value.”

Recent Business Highlights

•	Signed expanded partnership with The Sun, the U.K.’s most circulated newspaper;

•	Launched Pay-Per-Text Ads (via SMS) in the U.K. in partnership with 118 118;

•	Signed partnership with Newsports, a publisher of sports web sites in France;

•	Signed first private-branded toolbar partnership in Germany with Jokers, which belongs to the publishing house Weltbild GmbH;

•	Signed search and contextual partnership with Spain-based publisher Groupo Hachette;

•	Signed contextual partnership with Voyages – SNCF, the travel agency arm of the national rail service in France;

•	Signed search and content partnership with ISA, one of the biggest online media networks in Germany;

•	Signed partnership with eDintorni, an Italian-based European search engine;

•	Launched Agency Center in the U.S.;

•	Signed global ad distribution partnership with iCopyright;

•	Selected to develop branded toolbar for IronMagazine.com;

•	Signed exclusive partnership with Intellext, the creators of Watson; and

•	Launched global automated contextual ad matching solution.

First Quarter Results

Revenue was $44.4 million in Q1 2006, an increase of 3% versus Q4 2005 revenue of $43.0 million. GAAP net loss was $3.8 million, or $(0.12) per diluted share in Q1 2006. This compares to GAAP net loss of $4.7 million, or $(0.15) per diluted share in Q4 2005.

Adjusted EBITDA was $0.5 million in Q1 2006, compared to Adjusted EBITDA of $1.2 million in Q4 2005.

Adjusted net loss was $(0.03) per diluted share in Q1 2006, compared to Adjusted net loss of $(0.02) per diluted share in Q4 2005.

Operating expenses, excluding the non-cash stock compensation charge, were $25.1 million in Q1 2006, compared to $24.6 million, excluding the non-cash stock compensation charge, for Q4 2005.

Amortization expense in Q1 2006 was $2.2 million, compared to $2.0 million for Q4 2005. Amortization expense in Q1 2006 included $1.5 million for acquired intangible assets and $0.7 million for capitalized and purchased software.

(1) MIVA believes that “Adjusted EBITDA” and “Adjusted net income/loss” provide meaningful measures for comparison of the Company’s current and projected operating performance with its historical results due to the significant increase in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions, and the commencement in the first quarter of 2006 of expensing stock options granted to employees. MIVA defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation, and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. MIVA uses Adjusted EBITDA as an internal measure of its business and believes it is utilized as an important measure of performance by the investment community. MIVA sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. MIVA defines Adjusted net income/loss as net income/loss plus amortization, plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. MIVA believes the use of these measures does not lessen the importance of GAAP measures.

Business Outlook

The Company’s stated goal is to drive margin expansion by streamlining operations. The Company expects to reduce cash operating expenses by approximately $4 to $5 million on a net annualized basis, with the majority of related charges occurring in Q2 2006. Estimated charges total $5.1 million, including $2.1 million in non-cash stock compensation, and are reflected in our Q2 2006 guidance. Adjusted EBITDA and Adjusted EPS guidance includes the estimated $3.0 million in cash charges.

Beginning in 2006, the Company began expensing the fair value of stock options in accordance with GAAP. The Company’s net income guidance includes the impact of stock compensation expense, which is estimated to be approximately $3.5 million in the second quarter of 2006. Stock option compensation expense includes the impact of the accelerated vesting of restricted stock units in connection with severance of $2.1 million for certain former executives. The following Adjusted EBITDA and Adjusted EPS guidance excludes non-cash stock compensation expense. GAAP EPS and Adjusted EPS guidance does not give effect to any potential repurchases of stock by the Company during Q2 2006.

Revenue
Q2 2006 estimated range: $44 to $45 million

GAAP EPS
Q2 2006 estimated range: $(0.34) to $(0.31)
(31.5 million shares outstanding)

Adjusted EBITDA
Q2 2006 estimated range: $(3.4) to $(2.4) million

Adjusted EPS
Q2 2006 estimated range: $(0.16) to $(0.13)
(31.5 million shares outstanding)

Operating Metrics
Beginning with Q2 2004, MIVA reports two operating metrics to provide better insight into the progress of its business: Paid Click-throughs and Active Relationships.

Quarter	Paid Click-throughs (in millions)	Active Relationships +

Q2 2004	219	63,000
Q3 2004	224	70,000
Q4 2004	251	75,000
Q1 2005	259	85,000
Q2 2005	217	87,000
Q3 2005	206	90,000
Q4 2005	219	90,000
Q1 2006	248	90,000

Note: The amounts above for Q2 2004 are presented on a pro forma basis to include metrics from MIVA Small Business, MIVA Direct, B&B and MIVA Media Europe as if all companies were wholly-owned on April 1, 2004. The metrics for these acquired/merged companies for the pre-closing periods are based on information obtained from their records during those periods.

+ MIVA defines active relationships for a fiscal quarter to be those that have had a paying transaction with the Company during the quarter, including the active advertiser accounts of MIVA’s private label partners. MIVA has relationships with over 100,000 online businesses, including businesses that are using its MIVA Merchant storefront software, or that have made deposits in their MIVA Media accounts to fund future transactions, but some have not purchased any products or services from the Company during the quarter and hence are not included in the active relationships metric.

Management Conference Call

Management will participate in a conference call to discuss the full results and outlook for the Company on May 8, 2006, at approximately 5:00 p.m. ET. The conference call will be simulcast on the Internet at http://ir.miva.com/medialist.cfm.

A replay of the conference call will be available on the investor relations area of MIVA’s website at http://ir.miva.com/medialist.cfm. Interested parties may email questions in advance to Peter Weinberg, MIVA’s vice president of Investor Relations, at peter.weinberg@miva.com.

About MIVA®, Inc.
MIVA is a leading independent Performance Marketing Network dedicated to helping businesses grow. Our new media platform facilitates performance marketing for partners (publishers), advertisers and consumers (end-users). Our primary focus is on providing our partners with a complete set of innovative solutions enabling the acquisition, retention and monetization of their online audiences. For our advertisers, we provide solutions to manage, optimize and measure return on investment from keyword-targeted and context-related performance marketing programs. We generate traffic and leads to our advertisers through our network of publisher partners. Our integrated e-commerce merchant solutions allow online stores to capitalize on leads by offering robust online storefront, shopping cart, shipping, and payment capabilities.

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "plan,""intend,""believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation, the potential that the information and estimates used to predict anticipated revenues and expenses were not accurate; the risks associated with the fact that we have material weaknesses in our internal control over financial reporting that may prevent us from being able to accurately report our financial results or prevent fraud; the risk that we have in the past and may in the future incur goodwill impairment charges that materially adversely affect our earnings and our operating results; the potential that demand for our services will decrease; the risk that we will not be able to continue to enter into new online marketing relationships to drive qualified traffic to our advertisers; the risk that our distribution partners will use unacceptable means to obtain users or that we will need to remove traffic generated by distribution partners; risks associated with our ability to compete with competitors and increased competition for distribution partners; political and global economic risks attendant to our business; risks associated with legal and cultural pressures on certain of our advertiser’s service and/or product offerings; other economic, business and competitive factors generally affecting our business; the risk that operation of our business model infringes upon intellectual property rights held by others; our reliance on distribution partners for revenue generating traffic; risks associated with maintaining an international presence; difficulties executing integration strategies or achieving planned synergies with acquired businesses and private label initiatives; the risk that we will not be able to effectively achieve ongoing growth or return to profitability; the risk that new technologies could emerge which could limit the effectiveness of our products and services; risks associated with the operation of our technical systems, including system interruptions, security breaches and damage; risks associated with Internet security, including security breaches which, if they were to occur, could damage our reputation and expose us to loss or litigation; risks relating to regulatory and legal uncertainties, both domestically and internationally. Additional key risks are described in MIVA's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2005. MIVA undertakes no obligation to update the information contained herein.

Non-GAAP Financial Measures
This press release includes discussion of additional financial measures “Adjusted EBITDA” and “Adjusted Net Income,” which are not considered generally accepted accounting principle (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. MIVA provides reconciliations of these two financial measures to GAAP measures in its press releases regarding actual financial results. A reconciliation of these two financial measures to net income and net income per share for the three months ended March 31, 2006 included in this press release is set forth below.

®Registered trademark of MIVA, Inc.
All other marks properties of their respective companies.

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MIVA, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2006	2005

	(unaudited)	(unaudited)

Revenues	$44,412	$58,188
Cost of services	21,432	31,241

Gross profit	22,980	26,947

Operating expenses
Marketing, sales, and service	11,905	7,892
General and administrative	10,439	9,903
Product development	2,224	1,993
Amortization	2,194	1,975

Total operating expenses	26,762	21,763

Income (loss) from operations	(3,782)	5,184
Interest income, net	166	101
Exchange rate gain (loss)	23	(62)

Income (loss) before provision for income taxes	(3,593)	5,223

Income tax expense	227	2,022

Net income (loss)	$(3,820)	$3,201

Net income (loss) per share
Basic	$(0.12)	$0.10

Diluted	$(0.12)	$0.10

Weighted-average number of common shares outstanding
Basic	31,188	30,613

Diluted	31,188	32,367

	Three Months Ended March 31, 2006	Three Months Ended December 31, 2005

	(unaudited)
Revenues	$44,412	$42,951
Cost of services	21,432	21,402

Gross profit	22,980	21,549

Operating expenses
Marketing, sales, and service	11,905	10,097
General and administrative	10,439	10,301
Product development	2,224	3,314
Amortization	2,194	2,004

Total operating expenses	26,762	25,716

Income (loss) from operations	(3,782)	(4,167)
Interest income, net	166	11
Exchange rate gain (loss)	23	34

Income (loss) before provision for income taxes	(3,593)	(4,122)

Income tax expense	227	540

Net income (loss)	$(3,820)	$(4,662)

Net income (loss) per share
Basic	$(0.12)	$(0.15)

Diluted	$(0.12)	$(0.15)

Weighted-average number of common shares outstanding
Basic	31,188	30,992

Diluted	31,188	30,992

MIVA, Inc.
Reconciliations to Consolidated Statements of Operations
(in thousands, except per share data)

Additional information:	Three Months Ended March 31,
	2006	2005

Adjusted EBITDA	$471	$8,392

Adjusted net income (loss)	$(923)	$4,406

Adjusted net income (loss) per share	$(0.03)	$0.14

	Three Months Ended March 31,
Reconciliation of Net Income (Loss) to Adjusted EBITDA	2006	2005

Net income (loss)	$(3,820)	$3,201
Interest income, net and exchange rate gain	(189)	(39)
Taxes	227	2,022
Depreciation	1,347	1,233
Amortization	2,194	1,975

EBITDA	(241)	8,392

Non-cash stock compensation charge	1,622	—
Gain on lease termination	(910)	—

Adjusted EBITDA	$471	$8,392

	Three Months Ended March 31,
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)	2006	2005

Net income (loss)	$(3,820)	$3,201
Amortization	2,194	1,975
Non-cash stock compensation charge	1,622	—
Gain on lease termination	(910)
Tax effect of above adjustments	(9)	(770)

Adjusted net income (loss)	$(923)	$4,406

Adjusted net income (loss) per share	(0.03)	0.14
Shares used in per share calculation – diluted	31,188	32,367

	Three Months	Three Months
	Ended	Ended
	March 31, 2006	December 31, 2005

Additional information:

Adjusted EBITDA	$471	$1,186

Adjusted net income (loss)	$(923)	$(774)

Adjusted net income (loss) per share	$(0.03)	$(0.02)

Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(3,820)	$(4,662)
Interest income, net and exchange rate gain	(189)	(45)
Taxes	227	540
Depreciation	1,347	1,381
Amortization	2,194	2,004

EBITDA	(241)	(782)

Non-cash stock compensation charge	1,622	1,149
Gain on lease termination	(910)	—
European business tax issues	—	819

Adjusted EBITDA	$471	$1,186

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
Net income (loss)	$(3,820)	$(4,662)
Amortization	2,194	2,004
Non-cash stock compensation charge	1,622	1,149
Gain on lease termination	(910)	—
European business tax issues	—	819
Tax expense related to adjustment of net operating losses carried over
from entities acquired in 2004	—	1,290
Tax effect of above adjustments	(9)	(1,374)

Adjusted net income (loss)	$(923)	$(774)

Adjusted net income (loss) per share	$(0.03)	$(0.02)
Shares used in per share calculation – diluted	31,188	30,992

MIVA, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

ASSETS	March 31, 2006	December 31, 2005

	(unaudited)
CURRENT ASSETS
Cash, cash equivalents & short-term investments	$39,672	$38,436
Accounts receivable, less allowance for doubtful accounts
of $1,332 and $1,904 at March 31, 2006
and December 31, 2005, respectively	21,276	22,387
Deferred tax assets	1,265	1,140
Income tax receivable	6,960	7,105
Prepaid expenses and other current assets	1,573	1,263

Total current assets	70,746	70,331

PROPERTY AND EQUIPMENT – NET	16,523	17,019
INTANGIBLE ASSETS – NET	97,811	98,830
DEFERRED TAX ASSETS, NET OF VALUATION ALLOWANCE	3,631	3,553
OTHER ASSETS	1,086	1,059

Total assets	$189,797	$190,792

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$34,426	$33,311
Deferred revenue	3,290	3,469
Current portion of long-term debt	1,317	1,240
Other current liabilities	10	831

Total current liabilities	39,043	38,851

DEFERRED TAX LIABILITIES	3,799	3,636
LONG-TERM DEBT AND OTHER LONG-TERM LIABILITIES	1,315	1,792

Total liabilities	44,157	44,279

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value; authorized,
500 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized, 200,000 shares;
issued 31,390 and 31,099, respectively; outstanding
31,268 and 31,001, respectively	31	31
Additional paid-in capital	252,543	250,465
Treasury stock; 122 and 98 shares at cost, respectively	(1,183)	(1,093)
Accumulated other comprehensive income	(276)	(1,235)
Retained earnings (deficit)	(105,475)	(101,655)

Total stockholders’ equity	145,640	146,513

Total liabilities and stockholders’ equity	$189,797	$190,792

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